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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 14, 2002
         --------------------------------------------------------------

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                     333-7841            52-2255974
     (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
             of Incorporation)                              Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                        (Address of principal executive
                          offices including zip code)

                                 (212) 405-6200

                        (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

            On June 17, 2002, we issued a press release announcing that the lenders under our senior secured credit facility have agreed to further extend the due date of our first quarter interest payment originally due on March 14, 2002 as well as the due date of our current quarterly interest payment originally due on June 14, 2002 to June 28, 2002, and possibly, depending on the satisfaction of certain conditions, to July 12, 2002. The press release also announced that the holder of a $2.0 million promissory note we issued on March 15, 2002 agreed to amend certain terms of the note, resulting in an extension of the note's term. A copy of the amendment to the note is attached to this Current Report on Form 8-K as Exhibit 4.1. Both of these extensions were granted in anticipation of a possible equity financing or a broader recapitalization that we intend to consummate as soon as practicable. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

            There can be no assurance that we will be able to successfully consummate a financing or a broader recapitalization on acceptable terms or at all. In addition, any financing or broader recapitalization we undertake will be substantially dilutive to our existing stockholders.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

4.1             Form of Amendment to Promissory Note

99.1            Press Release dated June 17, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIBERNET TELECOM GROUP, INC.
                                       (Registrant)

Dated:   June 17, 2002                 By: /s/ Michael S. Liss
         -------------                     ---------------------------
                                           Michael S. Liss
                                           President and Chief Executive Officer